Exhibit 10.1

Execution Copy

AMENDMENT NO. 1

TO

SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

AMENDMENT NO. 1 (this “Amendment”), dated as of September 14, 2011, to Second Amended and Restated Agreement and Plan of Merger (the “Agreement”), dated as of July 19, 2011, by and among Energy Transfer Equity, L.P., a Delaware limited partnership (“Parent”), Sigma Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and Southern Union Company, a Delaware corporation (the “Company”).

W I T N E S S E T H :

WHEREAS, the Company, Parent and Merger Sub desire to amend certain provisions of the Agreement pursuant to Section 8.11 thereof, as more particularly set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements set forth in the Agreement and this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Parent and Merger Sub hereby agree as follows:

ARTICLE I.

AMENDMENTS

Section 1.1. Defined Terms; References. Unless otherwise specifically defined in this Amendment, each term used herein that is defined in the Agreement has the meaning assigned to such term in the Agreement. When a reference is made in this Amendment to an Article or Section, such reference shall be to an Article or Section of the Agreement unless the context otherwise requires. The words “hereof,” “herein” and “hereby” and words of similar import when used in the Agreement shall refer, from and after the date of this Amendment, to the Agreement as amended by this Amendment.

Section 1.2. Amendment to Recitals. The fourth WHEREAS clause of the Recitals to the Agreement is hereby amended and restated in its entirety as follows:

“WHEREAS, prior to consummation of the Merger, the Company will cause CCE Holdings, LLC, a Delaware limited liability company and an indirect, wholly owned Subsidiary of the Company (“CCE Holdings”), to contribute to Merger Sub, in exchange for shares in Merger Sub reflecting an equity interest proportionate to its Deemed Share (as defined herein), an amount equal to the proceeds it receives, if any, pursuant to the Citrus Transfer, not to exceed $1,450,000,000;”

Section 1.3. Amendment to Section 1.8. Section 1.8 of the Agreement is hereby amended and restated in its entirety as follows:

“Merger Sub Contribution. Immediately prior to the Effective Time, the Company shall cause CCE Holdings to contribute to Merger Sub the funds, if any, CCE Holdings receives pursuant to the Citrus Transfer (not to exceed $1,450,000,000) in exchange for an equity interest in Merger Sub proportionate to its Deemed Share. Such obligation shall be deemed satisfied by the Company’s compliance with clause (ii) of Section 2.3(a). As used herein, “Deemed Share” means the fraction (a) the numerator of which is the amount, if any, contributed by CCE Holdings to Merger Sub pursuant to this Section 1.8 and (b) the denominator of which is the aggregate value of the Merger Consideration, valuing the Common Units based upon the volume weighted average price of the Common Units for the five trading days ending on the trading day immediately preceding the Effective Time.”

Section 1.4. Amendment to Section 2.1(c). Section 2.1(c) of the Agreement is hereby amended and restated in its entirety as follows:

“Conversion and Cancellation of Merger Sub Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of common stock, par value $1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time and (i) held by Parent, shall be converted into and become one validly issued, fully-paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation and (ii) held by CCE Holdings, shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange for such cancellation and retirement. From and after the Effective Time, all certificates representing the capital stock of Merger Sub held by Parent shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.”

Section 1.5. Amendment to Section 2.1(f). Section 2.1(f) of the Agreement is hereby amended by deleting the reference to “Section 2.1(a)(iii)” set forth therein and replacing such reference with a reference to “Section 2.1(a)(ii)”.

Section 1.6. Amendment to Section 2.2(b). Section 2.2(b) of the Agreement is hereby amended and restated in its entirety as follows:

“(b) Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions), other than any holder of Dissenting Shares, to specify (i) the number of shares of such holder’s Company Common Stock with respect to which such holder elects to receive the Per Share Common Unit Consideration and (ii) the number of shares of such holder’s Company Common Stock with respect to which such holder elects to receive the Per Share Cash Consideration. Any Shares with respect to which the Exchange Agent has not received an effective, properly completed Election Form on or before 5:00 p.m., New York time, on the twentieth (20th) business day following the Mailing Date (or such other time and date as Parent and the Company shall agree) (the “Election Deadline”) (other than Cancelled Shares or any shares of Company Common Stock that constitute Dissenting Shares as of such time) shall be deemed to be “No Election Shares”.”

Section 1.7. Amendment to Section 2.3(a). Section 2.3(a) of the Agreement is hereby amended and restated in its entirety as follows:

“Exchange Agent. Prior to the Effective Time, Parent shall appoint an exchange agent mutually acceptable to Parent and the Company (the “Exchange Agent”) for the purpose of exchanging Shares for Merger Consideration. Prior to the Effective Time, (i) Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, in trust for the benefit of holders of the Shares (other than the Cancelled Shares and any Dissenting Shares), certificates representing the Common Units issuable pursuant to Section 2.1(a) and Section 5.6(a) (or appropriate alternative arrangements shall be made by Parent if uncertificated Common Units will be issued) and an amount of cash sufficient (when combined with the Company Cash Funds) to effect the delivery of the Merger Consideration to the holders of Company Common Shares (other than Cancelled Shares and any Dissenting Shares) and (ii) the Company shall cause CCE Holdings to deposit the Company Cash Funds with the Exchange Agent. Following the Effective Time, Parent agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay any distributions pursuant to Section 2.3(c). All such certificates representing Common Units and cash deposited with the Exchange Agent from time to time is hereinafter referred to as the “Exchange Fund.” As used herein, “Company Cash Funds” means the cash proceeds received, if any, by CCE Holdings pursuant to the Citrus Transfer, not to exceed $1,450,000,000.”

Section 1.8. Amendment to Section 5.19. Section 5.19 of the Agreement is hereby amended and restated in its entirety as follows:

“Citrus Transfer. Assuming all conditions to consummation of the Merger have been satisfied or will be satisfied upon the Closing, the Company will assume (and Parent will assign its rights), immediately prior to the Effective Time, the obligations and rights of Parent under the Amended and Restated Merger Agreement (as amended effective September 14, 2011, and as otherwise amended from time to time with the Company’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned, the “ETP Merger Agreement”), substantially in the form attached hereto as Exhibit B, and perform Parent’s obligations under the ETP Merger Agreement, including consummation of the transactions contemplated thereby (the “Citrus Transfer”), if all conditions to consummation set forth in Sections 6.1 and 6.2 of the ETP Merger Agreement have been satisfied or will be satisfied at closing thereof. Provided that the Company has used its reasonable best efforts to comply with its obligations under this Section 5.19 in all material respects, the consummation of the Citrus Transfer shall not otherwise be a condition to consummation of the Merger.”

Section 1.9. Addition of Section 5.20. Article V of the Agreement is hereby amended to add the following after Section 5.19 and before Article VI:

“Section 5.20 PEPL Holdings Guarantee.

(a)        If a request in writing is made by Parent to the Company, the Company shall use its reasonable best efforts to cause to be prepared and filed with the SEC a Registration Statement on Form S-1 or such other registration form as may be appropriate (“Guarantor Registration Statement”) for the purpose of registering the guarantee (the “Guarantee”) by PEPL

Holdings, LLC, a Delaware limited liability company and indirect subsidiary of the Company (“PEPL Holdings”), of a new and separate borrowing by ETP that will be used by ETP exclusively to pay the cash consideration under the ETP Merger Agreement (the “ETP Debt”), as promptly as reasonably practicable and in any event no later than 45 days after such request. Notwithstanding anything to the contrary contained herein, the Guarantee shall not be effective until immediately prior to the Effective Time and shall be nonrecourse to Southern Union. The Company shall use its reasonable best efforts to cause the Guarantor Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after such filing and to keep the Guarantor Registration Statement effective as long as necessary to consummate the offering of the Guarantee and the other transactions involving the ETP Debt. The Company shall also use its reasonable best efforts to take or cause to be taken any action required to be taken under any applicable state or provincial securities laws in connection with the issuance of the Guarantee, and the Company shall furnish or cause to be furnished all information concerning the Company, PEPL Holdings or their respective affiliates as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Guarantor Registration Statement will be made by PEPL Holdings without Parent’s prior consent (which consent shall not be unreasonably withheld, delayed or conditioned) and without providing Parent a reasonable opportunity to review and comment thereon. The Company will advise Parent promptly after it or PEPL Holdings receives oral or written notice of the time when the Guarantor Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Guarantee for offering or sale in any jurisdiction, or any oral or written request by the SEC for amendment of the Guarantor Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide Parent with copies of any written communication from the SEC or any state securities commission. If at any time prior to the Effective Time any information relating to PEPL Holdings, or any of its affiliates, officers or directors, is discovered by the Company or PEPL Holdings which should be set forth in an amendment or supplement to the Guarantor Registration Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall promptly notify Parent and the Company shall cause to be promptly filed with the SEC an appropriate amendment or supplement describing such information and, to the extent required by law, disseminate such information to the holders of the Guarantee. Parent shall, and shall use its reasonable best efforts to cause its affiliates including ETP and its and their respective officers, employees, agents and representatives, to provide to the Company cooperation reasonably requested by the Company that is necessary or reasonably required in connection with the Guarantor Registration Statement, including without limitation, purchase price fair value allocation adjustment information related to PEPL Holdings and its affiliates. None of the information provided by Parent or any of its affiliates including ETP for inclusion or incorporation by reference in the Guarantor Registration Statement to be filed with the SEC in connection with the Guarantee will, at the time the Guarantor Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing provisions of this Section 5.20(a), no representation or warranty is made by Parent with respect to information or statements made or incorporated by reference in the Guarantor Registration Statement that were not supplied by or on behalf of Parent or any of its affiliates including ETP.

(b)        If, in lieu of one or more offerings of ETP Debt that are registered under the Securities Act, ETP elects to issue the ETP Debt in one or more offerings exempt from registration under the Securities Act (including sales under Rule 144A of the Securities Act) (collectively, the “Exempt Offerings”), then the Company will cause PEPL Holdings to provide ETP with such information regarding PEPL Holdings and its affiliates as may be necessary or appropriate to facilitate the Exempt Offerings, including information regarding the business, financial condition, results of operations and management of PEPL Holdings and its affiliates, together with financial statements of PEPL Holdings that would customarily be included in a Rule 144A offering memorandum. If at any time prior to the closing of an Exempt Offering any information relating to PEPL Holdings, or any of its affiliates, officers or directors, is discovered by the Company or PEPL Holdings which should be set forth in an amendment or supplement to the offering document relating to such Exempt Offering, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall promptly provide Parent with such information for inclusion in an amendment or supplement to such document.”

(c)        The reasonable out-of-pocket costs and expenses of such cooperation and actions under this Section 5.20 shall be borne by the Parent. Parent shall indemnify the Company, PEPL Holdings and their affiliates and their respective officers, directors or managers against any liabilities and expenses (including attorneys’ fees) resulting from any of the actions under this Section 5.20, other than with respect to any liabilities and expenses resulting from misstatements of a material fact by PEPL Holdings and its affiliates, or omissions to state any material facts necessary to make the statements provided by PEPL Holdings and its affiliates, in light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be deemed to be in breach of the covenants set forth in this Section 5.20 so long as it has acted in good faith to comply with its obligations set forth herein and, for the avoidance of doubt, the filing or effectiveness of the Guarantor Registration Statement shall not otherwise be a condition to consummation of the Merger.

Section 1.10. Amendment to Section 8.15(b). Section 8.15(b) of the Agreement is hereby amended to include references to the following definitions in their appropriate alphabetical order:

“CCE Holdings	Recitals”
“ETP Debt	Section 5.20(a)”
“Exempt Offerings	Section 5.20(b)”
“Guarantee	Section 5.20(a)”
“Guarantor Registration Statement	Section 5.20(a)”

“PEPL Holdings	Section 5.20(a)”

ARTICLE II.

MISCELLANEOUS

Section 2.1. No Other Amendments; No Waiver of Rights. Except as amended by this Amendment, the Agreement shall remain unmodified and in full force and effect.

Section 2.2. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 2.3. Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy of otherwise) to the other parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

ENERGY TRANSFER EQUITY, L.P.

By:	LE GP, L.L.C., its general partner

By:	/s/ John W. McReynolds

Name:	John W. McReynolds

Title:	President and Chief Financial Officer

SIGMA ACQUISITION CORPORATION

By:	/s/ John W. McReynolds

Name:	John W. McReynolds

Title:	President and Chief Financial Officer

SOUTHERN UNION COMPANY

By:	/s/ Eric D. Herschmann

Name:	Eric D. Herschmann

Title:	President and Chief Operating Officer

[Signature Page to Sigma Amendment No.1]